SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                           Date of Report: MAY 2, 1997



                        GOLDEN EAGLE INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




     Colorado                      0-23726                      84-1116515
  ---------------                -----------                 -------------------
  (State or other                (Commission                   (IRS Employer
  jurisdiction of                File Number)                Identification No.)
  incorporation)



   4949 South Syracuse Street, Ste. #300, Denver, Colorado          80237
   -------------------------------------------------------        ----------
       (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:   303-694-6101
                                                      ------------

Item 1. Changes in Control of Registrant
        --------------------------------

        None.

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

     In a private Contract dated September 18, 1996, Golden Eagle International, Inc. purchased all right, title and interest in certain San Silvestre mining equipment for the following:


          (i)US$20,000.00 payable upon the signing of the Protocol of the Public Contract before the Notary of Mines. That signing finally took place February 24, 1997.

          (ii) The execution by the Company of Convertible Debentures with the following conversion values:


           Price of Conversion                   Number of Common Shares
           -------------------------------------------------------------

           US$.018 (eighteen cents)              1,111,111 (one million
                                                 one hundred and eleven
                                                   thousand one hundred
                                                            and eleven)

           US$0.26                                              769,230
           US$0.39                                              512,820
           US$0.50                                              400,000
           US$1.00                                              200,000
           ------------------------------------------------------------
           US$1,000,000                                       2,993,161


     The Seller, Alvaro Riveros Tejada, has the right to request that the Convertible Debentures be immediately converted into common shares of the Company. The effective date for purposes of Regulation "S" will be the final date of sale, February 24, 1997.

     All voting rights belonging to the 2,993,161 common shares in the Company are placed in a voting trust with the Company's Board of Directors as trustee.

     Mr. Riveros Tejada would be restricted to selling no more than 5% of his shares in any month during the first 6 months. Thereafter, he would be restricted to selling no more than 10% of his total shareholding per month in any given month.

     The Company has 10 days from the signing of the Protocol, February 24, 1997, in which to execute the debentures, or the common shares, depending on Mr. Riveros Tejada's notice of conversion. Mr. Riveros Tejada has notified the Company as of February 25, 1997 that he has elected to convert his debentures into common shares of the Company pursuant to the agreement.

     The subsidiary began breaking down all of the San Silvestre equipment for transport to the Cangalli Mine. The equipment is described as:

          Electric generating set, two compressors, jaw crusher, 150 ton-per-hour ball mill, thickener, classifier, spiral recovery equipment, centrifugal bowls, vibrating tables, mine rail, ore cars, mine hoist, lighting system, ventilators, ventilator sleeve, two welders, radio sets with receiver and transmitter, fuel tanks, support housings, and various supplies and small equipment.

Item 3. Bankruptcy or Receivership
        --------------------------

        None.

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

        None.

Item 5. Other Events
        ------------

     a) In April 1996, Golden Eagle International, Inc. entered into a Stock Purchase Agreement for the sale of 1,750,000 common shares of Golden Eagle International, Inc. @ $.20 per share for $350,000 to International Futures Holdings, Ltd., a British Virgin Islands corporation, pursuant to Regulation S as exempt from Registration under Section 5 of the Securities Act of 1933. The Company received the funds in April 1996; the shares have not yet been issued, but are issuable.

     b) In May 1996, the Company entered into a Convertible Debenture Agreement whereby the company was loaned $188,500 by International Futures Holdings, Ltd., at 6% per annum interest. The Debenture Agreement has a conversion privilege to common stock of the company @ $.35 per share (which was amended to $.30 per share), or 80% of the NASDAQ Bulletin Board closing price on the date prior to Notice of Conversion, whichever is less. The debenture came due October 10, 1996, and was extended to September 15, 1997. The Holder of the Debenture Agreement intends to rely upon Regulation S as an exemption to Registration, if and when it converts the Debenture Agreement obligation into shares of the Company.

     c) Frost Bank has agreed to extend the Company a One Million Dollar ($1,000,000) revolving line of credit due June 1, 1998. The loan will bear interest at the prime rate (8 1/2% as of March 28, 1997). In addition, the loan will be personally guaranteed by an officer of the Company (and its principal shareholder), including a pledge of 13,500,000 shares of Common Stock of the Company owned by a corporation wholly-owned by the officer. The loan will be further secured by certain assets of the same officer's relatives. As consideration for the relatives' guarantees of the $1 million loan, the Company has agreed to issue a total of 20,000,000 shares of Common Stock. The proceeds from the $1,000,000 loan will retire an earlier $240,000 bridge loan from the same bank, which was extended to the Company on February 11, 1997.

     d) Four notes payable totaling $450,000 at 10.5% interest were issued from January through July 1996 to a relative of Mary Erickson, an officer. Said notes were extended to January 1, 2000, and are unsecured and personally guaranteed by the officer and her husband. Loans totalling $228,341 were issued from January 1995 through December 1996 from relatives of Mary Erickson, an officer. These loans, which bear interest at 12% and are unsecured, were extended to January 1, 2000. The Company has also agreed to issue 5,000,000 shares of Common Stock in payment of $25,000 in interest on said loans and for extension of the $450,000 loan and the $228,341 loan made to the Company by relatives of the officer (and former president).

     Also, as part of the renewal agreement, the Company agreed to assume $165,000 personal loan of an officer (and former president) as an offset to total amounts owed the same officer of $268,975 as of December 31, 1996 (consisting of $98,424 in loans, $1,134 of accrued interest and $169,417 of out-of-pocket expenses and unpaid salary). The $165,000 loan, which was previously advanced to the Company by the officer, is due January 1, 2000 and is unsecured, bearing interest at the prime rate (8 1/2% at March 28, 1997).

Item 6. Resignation of Directors
        ------------------------
        None.

Item 7  Financial Statements Pro Forma Financial & Exhibits
        ---------------------------------------------------

        Financials - None.

        Exhibits - None.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May 2, 1997                       GOLDEN EAGLE INTERNATIONAL, INC.


                                          By:  /S/  TERRY C. TURNER
                                               ---------------------------------
                                               Terry C. Turner, President